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                                                                   EXHIBIT 10.30


                     NONDISCLOSURE AGREEMENT AND AGREEMENT
             TO RELEASE UNIVERSITY FROM DAMAGES CAUSED BY TESTING


This is an Agreement between StampMaster (Provider), a prospective provider of Information Based Indicia Program (IBIP) products, with its principal place of business at Santa Monica, CA, and University of California, Berkeley ("UC"), with its principal place of business at Berkeley, CA.

WITNESSETH

WHEREAS, the Provider wishes to have the United States Postal Service ("The Postal Service") evaluate the suitability of its IBIP Product for postal applications;

WHEREAS, UC is under contract to provide professional services to the Postal Service, including the evaluation of IBIP products; and

WHEREAS, the Provider desires that any proprietary information provided to UC to enable performance of UC's services to the Postal Service remain confidential.

NOW, THEREFORE, the Provider and UC agree as follows:

1. As used in this Agreement, the term "the Product" shall refer to an IBIP product of Provider's, described as follows: a microcomputer system which consists of a PC unit, disk drives, CD ROM drive, monitor, printer, modem, and a keyboard; a Postal Security Device (PSD); and other items specified in the "Information Based Indicia Program Interim Product Submission Procedures" published in 62 Federal Register 1001, January 7, 1997, e.g., design documentation, source code, etc.

2. The Postal Service will deliver the product, revisions to the product, and Product-related documentation, to UC. The Product, revisions to the Product, and Product-related documentation may be retained by UC until January 1, 2000, or until such later date approved by Provider.

3. The Product, and any revisions of the Product which the Provider provided to UC during the one-year period commencing for a period of one (1) year from the date of this agreement, will be treated by UC as confidential information. In addition, any related documentation or other related written information provided to UC during the period when the Product is in the possession of UC will be treated by UC as confidential information, provided that it is clearly marked as confidential at the time of disclosure. Oral information related `to the Product, which is communicated' to UC by the Provider or by the Postal Service during the period when the Product is in the possession of UC, will be treated by UC as confidential information. The information to be treated as confidential information pursuant to this paragraph is hereinafter referred to as "the Confidential Information."

4. The confidential information shall be held in confidence by UC for a period of five (5) years from the date of this Agreement, and shall not be disclosed to any third party
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     without the written consent of Provider. All employees of UC who are required to come into contact with the confidential information shall be notified of its confidential nature and shall use the same degree of care as they use with UC's proprietary information, but in all events shall use at least a reasonable degree of care. The confidential information may be released to the Postal Service provided that: (i) UC properly requests that the submitted materials be given confidential treatment pursuant to Part 265, Title 39, Code of Federal Regulations and Exemption 4 of the Freedom of Information Act; and (ii) UC stamps the confidential information as confidential and proprietary.

5. Upon written demand of the Provider, UC shall promptly return or destroy the Confidential Information and copies thereof. UC agrees to only use the Confidential Information for the Postal Service.

6. Notwithstanding other provision of this Agreement, UC shall be under no obligation to hold in confidence any information received as Confidential Information, which: (a) is or becomes available to the public through no fault of UC; (b) was known by UC at the time of its receipt from the Provider; (c) is received in good faith by UC from a third party and is not subject to an obligation of confidentiality owed to the third party; (d) is independently developed by UC without reference to Confidential Information received hereunder.

7. UC may share the information with subcontractors of UC, provided that UC includes the terms of this agreement in any such subcontract and provides the Provider with a copy of any such subcontract.

8. Provider authorizes UC to disclose the confidential information to the extent that UC is required by judicial, administrative, or Congressional process to disclose it; provided, however, that UC shall promptly notify the Provider and allow the Provider a reasonable time to oppose such process.

9. Adequate examination may damage the Product. The Provider will hold UC harmless from any and all liabilities, obligations, claims, penalties, costs, and expenses (including, without limitation, attorney's fees and expenses) in connection with damage caused to the Product by product examination by either UC or the Postal Service.

10. Nothing contained in this agreement shall transfer any right, title, or interest in the information disclosed.

11. Neither party has an obligation under this Agreement to purchase any service or item from the other party.

12. The parties do not intend that any agency or partnership relationship be created between them by this Agreement.

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13.  All additions or modifications to this Agreement must be made in writing and must be executed by both parties.


            STAMPMASTER                        UNIVERSITY OF CALIFORNIA

BY:________________________________       BY:________________________________

NAME:______________________________       NAME:______________________________

TITLE:_____________________________       TITLE:_____________________________

DATE:______________________________       DATE:______________________________

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